EXHIBIT 11.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our audit report on the financial statements of MXY Holdings Inc. and Subsidiaries for the period ended December 31, 2021, dated July 12, 2022, included in MXY Holdings Inc’s, Registration Statement on Form 1-A dated August 1, 2022.

Los Angeles, California
August 1, 2022